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                                                            Exhibit 5.1



                                   May 10, 1996





Legacy Software, Inc.
8521 Reseda Boulevard
Northridge, California  91324

          Re:  Registration Statement on Form S-1
               File No. 333-1054

Ladies and Gentlemen:


          We have examined the Registration Statement on Form S-1 (File No. 333-1054) originally filed by Legacy Software, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on February 7, 1996, as amended by Amendment No. 1 thereto filed on March 26, 1996, Amendment No. 2 thereto filed on April 23, 1996, Amendment No. 3 thereto filed on May 6, 1996, Amendment No. 4 thereto filed on May 7, 1996 and Amendment No. 5 thereto filed on May 10, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,150,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). The Shares include an over-allotment option granted to the Underwriter by the Company to purchase an aggregate of 150,000 additional shares of the Company's Common Stock and are to be sold to the Underwriter as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

          It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

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                                                          May 10, 1996
Legacy Software, Inc.                                     Page 2



          We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ Brobeck, Phleger & Harrison LLP
                              BROBECK, PHLEGER & HARRISON LLP